UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 15, 2010

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 19, 2010, the Company announced the rotation of executive leadership assignments for three of its named executive officers.  The Company’s press release announcing these management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  As a result of these changes, each of these three named executive officers is departing from his prior position described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009 (“Form 10-K”) and is appointed to the new position noted in the attached press release effective February 22, 2010.  Information about each of these executives can be found in the Company’s Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of the Company dated February 19, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: February 19, 2010	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

Exhibit Index

99.1	Press Release of the Company dated February 19, 2010.